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As filed with the Securities and Exchange Commission on June 8, 2006

Registration No. 333-120043

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2
TO
FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AGNICO-EAGLE MINES LIMITED
(Exact name of Registrant as specified in its charter)

Ontario, Canada (Province or other jurisdiction of incorporation or organization)	1041 (Primary Standard Industrial Classification Code Numbers)	Not Applicable (I.R.S. Employer Identification No., if applicable)

King Street East, Suite 500, Toronto, Ontario, Canada M5C 2Y7
416 947-1212
(Address and telephone number of Registrant's principal executive offices)

Philip J. Flink
Brown Rudnick Berlack Israels LLP
One Financial Center, Boston, MA 02111
617-856-8200
617-856-8201 (fax)

(Name, address and telephone number of agent for service in the United States)

Copies to:

Sean Boyd Agnico-Eagle Mines Limited 145 King Street East, Suite 500 Toronto, Ontario M5C 2Y7 (416) 947-1212	Patricia Olasker Davies Ward Phillips & Vineberg LLP 1 First Canadian Place, Suite 4400 Toronto, Ontario M5X 1B1 (416) 863-0900

Approximate date of commencement of proposed sale to the public:
From time to time after effectiveness of this Registration Statement
Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☒	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	At some future date (check appropriate box below).
	1.	☐	Pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).
	2.	☐	Pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	After the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box.    ☒

EXPLANATORY NOTE

        This Post-Effective Amendment No. 2 amends the registration statement on Form F-10 (File No. 333-120043) (as previously amended, the "Registration Statement") solely for the purpose of adding additional exhibits to such Registration Statement. No changes have been made to the prospectus that forms Part I of the Registration Statement. Accordingly, this Post-Effective Amendment No. 2 consists only of a facing page, this explanatory note, Parts II and III of the Registration Statement and the exhibits hereto. As permitted by Rule 467(a), this Post-Effective Amendment No. 2 shall become effective immediately upon filing with the United States Securities and Exchange Commission.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION

        Under the BUSINESS CORPORATIONS ACT (Ontario), the Registrant may indemnify a present or former director or officer or person who acts or acted at the Registrant's request as a director or officer of another corporation of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director or officer of the Registrant or such other corporation on condition that (i) the director or officer acted honestly and in good faith with a view to the best interests of the Registrant and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Further, the Registrant may, with court approval, indemnify a person described above in respect of an action by or on behalf of the Registrant to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the Registrant, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfils conditions (i) and (ii) above. A director is entitled to indemnification from the Registrant as a matter of right if he was substantially successful on the merits in his defense and fulfilled conditions (i) and (ii) above.

        In accordance with the BUSINESS CORPORATIONS ACT (Ontario), the by-laws of the Registrant indemnify a director or officer, a former director or officer, or a person who acts or acted at a Registrant's request as a director or officer of a corporation in which the Registrant is or was a shareholder or creditor against any and all losses and expenses reasonably incurred by him in respect of any civil, criminal, administrative action or proceeding to which he was made a party by reason of being or having been a director or officer of the Registrant or other corporation if he acted honestly and in good faith with a view to the best interests of the Registrant, or, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

        A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the By-Laws and the BUSINESS CORPORATIONS ACT (Ontario).

        Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy in the United States as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

        The following exhibits have been filed as part of the Registration Statement:

EXHIBIT	DESCRIPTION
3.1	Underwriting Agreement.*
4.1
Registrant's Annual Information Form dated March 27, 2006 consisting of the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2005, incorporated herein by reference to the Registrant's Annual Report on Form 20-F filed with the Securities and Exchange Commission (the "Commission") on March 28, 2006, as amended by the Company's Annual Report on Form 20-F/A, filed with the Commission on May 26, 2006 (the "2005 Annual Report").**
4.2
Audited consolidated financial statements of the Registrant, including the notes thereto, as at December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005 together with the auditors' report thereon dated February 21, 2006 (except for note 13, as to which the date is March 15, 2006), incorporated herein by reference to the 2005 Annual Report.**
4.3
Management's discussion and analysis of financial condition and results of operation of the Registrant for the year ended December 31, 2005, incorporated herein by reference to the 2005 Annual Report.**
4.4
Unaudited consolidated financial statements of the Registrant as at March 31, 2006 and for the three months ended March 31, 2006 and 2005 and related management's discussion and analysis of operations of the Registrant for the three months ended March 31, 2006 and 2005, incorporated herein by reference to the Registrant's Form 6-K furnished to the Commission on May 30, 2006.**
4.5	Material Change Report of the Registrant dated February 22, 2006, incorporated herein by reference to the Registrant's Form 6-K furnished to the Commission on February 27, 2006.**
4.6	Material Change Report of the Registrant dated February 22, 2006, incorporated herein by reference to the Registrant's Form 6-K furnished to the Commission on February 27, 2006.**
4.7	Material Change Report of the Registrant dated May 18, 2006, incorporated herein by reference to the Registrant's Form 6-K furnished to the Commission on May 30, 2006.**
4.8	Material Change Report of the Company dated June 5, 2006, incorporated herein by reference to the Registrant's Form 6-K furnished to the Commission on June 5, 2006.**
4.9
Management Proxy Circular dated March 3, 2006 prepared in connection with the Registrant's annual and special meeting of shareholders on May 12, 2006 (excluding the section entitled "Compensation and Other Information" and Appendices A, B and C of such circular), incorporated herein by reference to the Registrant's Form 6-K furnished to the Commission on March 29, 2006.**

EXHIBIT	DESCRIPTION
5.1	Consent of Guy Gosselin.*
5.2	Consent of Carl Pelletier.*
5.3	Consent of Jean-François Couture.*
5.4	Consent of Normand Bedard.*
5.5	Consent of Louise Grondin.*
5.6	Consent of François Vezina.*
5.7	Consent of Camil Prince.*
5.8	Consent of Paul Cousin.*
5.9	Consent of Marc Ruel.*
5.10	Consent of Christian D'Amours.*
5.11	Consent of Rosaire Emond.*
5.12	Consent of Yves Galarneau.*
5.13	Consent of Marc Legault.*
5.14	Consent of Dino Lombardi.*
5.15	Consent of Davies Ward Phillips & Vineberg LLP.*
5.16	Consent of Borden Ladner Gervais LLP.*
5.17	Consent of Ernst & Young LLP.*
6.1	Powers of Attorney.**
*
Filed herewith.

**
Previously filed.

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.    UNDERTAKING

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

ITEM 2.    CONSENT TO SERVICE OF PROCESS

        Prior to the filing of this Post-Effective Amendment No. 2 and concurrently with the filing of Post-Effective Amendment No. 1 to the Registration Statement on Form F-10, the Registrant filed with the Commission an amended written irrevocable consent and power of attorney on Form F-X/A.

        Any change to the name and address of agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on June 8, 2006.

AGNICO-EAGLE MINES LIMITED
By:	/s/ DAVID GAROFALO Name: David Garofalo Title: Vice-President, Finance and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2006:

By:	* Sean Boyd, C.A. Vice Chairman and Chief Executive Officer and Director (Principal Executive Officer)
By:	/s/ DAVID GAROFALO David Garofalo, C.A. Vice-President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)
By:	* James D. Nasso Chairman of the Board
By:	* Leanne M. Baker Director Authorized U.S. Representative
By:	* Douglas R. Beaumont, P.Eng. Director

By:	* Bernard Kraft, C.A. Director
By:	* Mel Leiderman, C.A., TEP Director
By:	* Eberhard Scherkus, P. Eng. President and Chief Operating Officer and Director
By:	* Howard Stockford, P. Eng. Director
By:	* Pertti Voutilainen Director

By:	/s/ DAVID GAROFALO Name: David Garofalo Attorney-in-fact

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
3.1	Underwriting Agreement.*
4.1
Registrant's Annual Information Form dated March 27, 2006 consisting of the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2005, incorporated herein by reference to the Registrant's Annual Report on Form 20-F filed with the Securities and Exchange Commission (the "Commission") on March 28, 2006, as amended by the Company's Annual Report on Form 20-F/A, filed with the Commission on May 26, 2006 (the "2005 Annual Report").**
4.2
Audited consolidated financial statements of the Registrant, including the notes thereto, as at December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005 together with the auditors' report thereon dated February 21, 2006 (except for note 13, as to which the date is March 15, 2006), incorporated herein by reference to the 2005 Annual Report.**
4.3
Management's discussion and analysis of financial condition and results of operation of the Registrant for the year ended December 31, 2005, incorporated herein by reference to the 2005 Annual Report.**
4.4
Unaudited consolidated financial statements of the Registrant as at March 31, 2006 and for the three months ended March 31, 2006 and 2005 and related management's discussion and analysis of operations of the Registrant for the three months ended March 31, 2006 and 2005, incorporated herein by reference to the Registrant's Form 6-K furnished to the Commission on May 30, 2006.**
4.5	Material Change Report of the Registrant dated February 22, 2006, incorporated herein by reference to the Registrant's Form 6-K furnished to the Commission on February 27, 2006.**
4.6	Material Change Report of the Registrant dated February 22, 2006, incorporated herein by reference to the Registrant's Form 6-K furnished to the Commission on February 27, 2006.**
4.7	Material Change Report of the Registrant dated May 18, 2006, incorporated herein by reference to the Registrant's Form 6-K furnished to the Commission on May 30, 2006.**
4.8	Material Change Report of the Company dated June 5, 2006, incorporated herein by reference to the Registrant's Form 6-K furnished to the Commission on June 5, 2006.**
4.9
Management Proxy Circular dated March 3, 2006 prepared in connection with the Registrant's annual and special meeting of shareholders on May 12, 2006 (excluding the section entitled "Compensation and Other Information" and Appendices A, B and C of such circular), incorporated herein by reference to the Registrant's Form 6-K furnished to the Commission on March 29, 2006.**

EXHIBIT	DESCRIPTION
5.1	Consent of Guy Gosselin.*
5.2	Consent of Carl Pelletier.*
5.3	Consent of Jean-François Couture.*
5.4	Consent of Normand Bedard.*
5.5	Consent of Louise Grondin.*
5.6	Consent of François Vezina.*
5.7	Consent of Camil Prince.*
5.8	Consent of Paul Cousin.*
5.9	Consent of Marc Ruel.*
5.10	Consent of Christian D'Amours.*
5.11	Consent of Rosaire Emond.*
5.12	Consent of Yves Galarneau.*
5.13	Consent of Marc Legault.*
5.14	Consent of Dino Lombardi.*
5.15	Consent of Davies Ward Phillips & Vineberg LLP.*
5.16	Consent of Borden Ladner Gervais LLP.*
5.17	Consent of Ernst & Young LLP.*
6.1	Powers of Attorney.**

*
Filed herewith.

**
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
EXHIBITS
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
SIGNATURES
EXHIBIT INDEX